Exhibit 10.16
[          ] , 2008
Liberty Lane Acquisition Corp.
One Liberty Lane
Hampton, New Hampshire 03842
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
               Re:     Initial Public Offering
Ladies and Gentlemen:
               This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Liberty Lane Acquisition Corp., a Delaware corporation (the “Company”), and Goldman, Sachs & Co. (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one half (1/2) of one warrant (a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Common Stock of the Company. Certain capitalized terms used herein are defined in Section 1 hereof.
               In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows.
     1. As used herein:
a.	“Business Combination” shall mean the initial acquisition by the Company of one or more assets or operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination meeting the conditions described in the Company’s Amended and Restated Certificate of Incorporation;

b.	“Initial Stockholders” shall mean all stockholders, officers and directors who are stockholders of the Company immediately prior to the IPO;

c.	“IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO;

d.	“Portfolio Company” shall mean Prestolite Wire, Mr. Gasket, Sign Supply USA, East West Plastic and Electronic Products Corp. and Emerson Ecologics;

e.	“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-149886) with the Securities and Exchange Commission on March 25, 2008, and any amendment or supplement thereto, in connection with the IPO; and

f.	“Trust Account” shall mean the trust account established under the Investment Management Trust Agreement to be entered into between the Company and

American Stock Transfer & Trust Company, the amounts therein to be released only in the event of the consummation of a Business Combination, a liquidation of the Company or as otherwise permitted by the Investment Management Trust Agreement.
     2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of the Company’s Common Stock that may be acquired by the undersigned in any private placement, the IPO or in the aftermarket in favor of such Business Combination.
     3. In the event that the Company fails to consummate a Business Combination by the later of (i) 24 months from the consummation of the IPO (the “Consummation Date”) or (ii) 30 months from the Consummation Date in the event that either a letter of intent, an agreement in principle or a definitive agreement to consummate a Business Combination was executed but no Business Combination was consummated within such 24-month period (the later of such dates being referred to herein as the “Termination Date”), the undersigned shall, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) and the undersigned’s power, (a) take all reasonable action necessary to dissolve the Corporation and liquidate the Trust Account to holders of IPO Shares as promptly as practicable after approval by the Company’s stockholders (subject to the requirements of the DGCL) and (b) promptly cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission setting out the plan of dissolution and distribution. The undersigned further agrees to vote all of the shares that may be acquired by the undersigned in any private placement, the IPO or in the aftermarket in favor of any dissolution and plan of distribution recommended by the Company’s Board of Directors. The undersigned hereby waives any and all right, title, interest or claim of any kind the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.
     4. Except as disclosed in the Registration Statement, neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any fees or other cash payments prior to, or for any services they render in order to effectuate, the consummation of a Business Combination.
     5. Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.
     6. In order to minimize potential conflicts of interest that may arise from multiple affiliations, the undersigned agrees that, until the earlier of (i) the consummation of the Business Combination, (ii) the Termination Date and (iii) such time as he ceases to be an officer or director of the Company, to present to the Company for its consideration, and not to any other person or entity unless the opportunity is rejected by the Company, any opportunity involving the potential acquisition, other than in a competitive sale process, by the Company of a Controlling Interest (as defined below) in any business that is not publicly traded on a stock exchange or over-the-counter market and has an enterprise value of between $350 million and

$1 billion (a “Covered Opportunity”); provided, however, that except as provided below in Section 7 with respect to Liberty Lane Opportunities (as defined below), if a Covered Opportunity is an opportunity of an entity to whom the undersigned has at that time a fiduciary duty or contractual obligation to present such opportunity, the undersigned may present such Covered Opportunity to such other entity rather than the Company. A “Controlling Interest” means the Company would acquire the ability to exercise control over the management and operations of the Covered Opportunity, whether through the acquisition of a majority of the voting equity interests of the Covered Opportunity or through the acquisition of a significant voting equity interest that enables the Company to exercise a greater degree of control over the Covered Opportunity than any other equity holder.
     7. Notwithstanding the proviso in Section 6 above, pursuant to that certain letter agreement dated as of [ ], 2008 among Liberty Lane Partners, the Company, Liberty Lane Funding LLC and the Underwriter, to the extent the undersigned has fiduciary duties or contractual obligations to Liberty Lane Partners or any Portfolio Company, the undersigned shall first present to the Company any Covered Opportunity that is an opportunity of Liberty Lane Partners or any Portfolio Company (a “Liberty Lane Opportunity”) other than any Liberty Lane Opportunity involving the acquisition of a business similar or related to that of a Portfolio Company.
     8. The undersigned hereby waives the undersigned’s right to exercise conversion rights with respect to any shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that the undersigned will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.
     9. The undersigned agrees that prior to the consummation of a Business Combination, the undersigned will not propose any amendment to Article FIFTH of the Company’s Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend any provision in the Company’s Amended and Restated Certificate of Incorporation related to the requirements that the Company seek stockholder approval before effecting the Business Combination and not consummate a Business Combination if public stockholders owning 35% or more of the shares sold in the IPO exercise their conversion rights. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.
     10. The undersigned’s Directors and Officers Questionnaire furnished to the Company and the Underwriter attached hereto as Exhibit A, and the undersigned’s biographical information in the Registration Statement is true and accurate in all respects, and does not omit any material information with respect to the undersigned’s background. The undersigned’s Financial Industry Regulatory Authority (“FINRA”) Questionnaire furnished to the Company and the Underwriter attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:
a.	the undersigned is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b.	the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, (iii) pertaining to any dealings in any securities or (iv) evincing moral turpitude, and the undersigned is not currently a defendant in any such criminal proceeding;
c.	the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

d.	a petition under any federal bankruptcy laws or any state insolvency law was not filed by or against, nor was a receiver fiscal agent or similar officer appointed by a court for the business or property of the undersigned, or for any partnership in which the undersigned was a general partner, in each case within the past ten years or for any corporation or business association of which the undersigned was an executive officer within the past ten years;

e.	the undersigned has not been subject to any order prohibiting and is not subject to any legal proceeding seeking to prohibit the undersigned from engaging in any type of business practice;

f.	the undersigned has not been found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or by any other federal or state regulatory authority to have violated any federal or state securities law; and

g.	the undersigned has not been found by a court of competent jurisdiction in a civil action by the Commodity Futures Trading Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state commodities law.
     11. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither the Underwriter nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
     12. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this Agreement and to serve as a Vice President, Secretary and Treasurer of the Company.
     13. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

     14. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement.
     15. The undersigned acknowledges and understands that the Company and the Underwriter will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.
     16. This Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Agreement shall terminate on the earlier of (i) the date upon which the Business Combination is consummated and (ii) the date upon which the liquidation and distribution of the Trust Account is completed, provided that the following Sections shall survive such termination: 1, 4, 13, 14, 16 and 17.
     17. No term or provision of this Agreement may be amended, changed, waived altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Underwriter.
[Signature Page to Follow]

Name: Kevin P. Clark

Signature

Accepted and agreed:
LIBERTY LANE ACQUISITION CORP.

By:
Name:
Title:

GOLDMAN, SACHS & CO.